SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


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                              NETRO CORPORATION

                (Name of Registrant as Specified in its Charter)

                              C. ROBERT COATES
                              ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: May 17, 2002


  (These materials are intended to be released to one or more shareholders, inconjunction with the previously supplied Definitive Proxy Statement
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                ==============================================


Press Release

SOURCE: C. Robert Coates

ISS'S RECOMMENDATION: VOTE THE DISSIDENT'S COATES/KENNEDY CARD AND DISCARD NETRO MANAGEMENT'S CARD

LAKE FOREST, Ill., May 17 - C. Robert ("Bob") Coates said today, "ISS has just announced its vote recommendation on the Netro proxy contest. After a very thorough analysis, ISS recommends a vote for Robert Coates and David Kennedy for the board of directors of Netro Corporation (NASDAQ: NTRO).

"It is very important to note that withholding the vote for directors on the management card does not result in a vote for Coates and Kennedy. That is why the ISS recommendation specifically says to discard the Netro management card and vote the Coates/Kennedy card.

"David Kennedy and I are very pleased that ISS has chosen to endorse our candidacies for the board of directors of Netro Corporation. ISS is the world's leading provider of proxy voting and corporate governance services and many institutional investors consider ISS's recommendations in voting their shares. The annual election is on Tuesday, May 21. We encourage everyone to vote their shares as soon as possible."

SOURCE: C. Robert Coates